EXHIBIT 23.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of International Silver, Inc., of our report dated May 9, 2012 on our audit of the financial statements of International Silver, Inc. as of December 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the years then ended December 31, 2011 and 2010, and the reference to us under the caption "Experts."

Seale and Beers, CPAs
Las Vegas, Nevada
May 9, 2012

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

50 S. Jones Blvd Suite 202 Las Veyas. NV89107Phone: (888)727-8251 Fax: (888)782-2351